Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Famous Dave’s of America, Inc. does hereby certify that:

a)	The Quarterly Report on Form 10-Q of Famous Dave’s of America, Inc. for the quarter ended September 29, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Famous Dave’s of America, Inc.

Dated: November 7, 2013	By:	/s/ John F. Gilbert
John F. Gilbert
Chief Executive Officer and Director
(Principal Executive Officer)

Dated: November 7, 2013	By:	/s/ Diana Garvis Purcel
Diana Garvis Purcel
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)